Exhibit 5.1

FOX ROTHSCHILD LLP Princeton Pike Corporate Center 997 Lenox Drive Lawrenceville, NJ 08648-2311

July 6, 2018

BIO-key International, Inc.

3349 Highway 138, Building A, Suite E

Wall, NJ 07719

Ladies and Gentlemen:

We are acting as counsel to BIO-key International, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “Commission”). The Company has provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, relates to the proposed public offering of up to $12,000,000 in aggregate amount (the “Amount”) of: (a) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”), (iii) warrants (the “Warrants”) to purchase Common Stock; and/or (iv) units comprised of one or more shares of Common Stock and Warrants (the “Units”). The Common Stock, Preferred Stock, Warrants and Units are herein referred to as “Securities.”

The Securities may be issued, sold or delivered, as the case may be, from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus contained therein and any Prospectus Supplement and pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Our opinion herein is expressed solely with respect to the laws of the State of Delaware and is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that (1) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered or deemed to be delivered as required by such laws, (2) all requisite third-party consents necessary to issue the Common Stock, Preferred Stock, Warrants and Units have been obtained by the Company, and (3) after the issuance of the Common Stock offered pursuant to the Registration Statement, as amended or supplemented, including shares of Common Stock issuable upon conversion of Preferred Stock or exercise of Warrants, the total number of shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Certificate of Incorporation, as amended and then in effect, and that par value of $0.0001 per share has been paid for the Common Stock so issued.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.     With respect to the shares of Common Stock to be issued by the Company (including any Common Stock comprising a portion of the Units), when (a) such shares are specifically authorized for issuance by the Company’s Board of Directors, and (b) the certificates for such shares have been duly executed by the Company, countersigned by the transfer agent therefore and duly delivered to the purchasers thereof against payment therefor, then such shares of Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement will be duly authorized, validly issued, fully paid and nonassessable.

2.      With respect to the shares of Preferred Stock to be issued by the Company, when (a) a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Certificate of Incorporation and specifically authorized for issuance by the Company’s Board of Directors, and (b) the certificates for such shares have been duly executed by the Company, countersigned by the transfer agent therefore and duly delivered to the purchasers thereof against payment therefor, then such shares of Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement will be duly authorized, validly issued, fully paid and nonassessable.

3.     With respect to the Warrants to be issued by the Company (including any Warrants comprising a portion of the Units), when (a) the terms of the Warrants and the applicable warrant agreement are established or authorized and the Warrants are specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Warrants Authorizing Resolution”), (b) the Warrants are duly executed by the Company and all conditions for delivery of the Warrants established in the Warrants Authorizing Resolution have been met, and (c) the Warrants are delivered by the Company against receipt by the Company of the consideration therefore provided for in the Warrants Authorizing Resolution, then (i) the Warrants will be binding obligations of the Company and (ii) the Common Stock issuable upon exercise of the Warrants, assuming (A) receipt by the Company of the consideration payable by the holders of the Warrants upon exercise thereof as provided in the Warrants and the applicable warrant agreement, and (B) that such shares of Common Stock have been properly reserved for issuance under the Warrants Authorizing Resolution, if and when duly issued upon such exercise, will be duly authorized, validly issued, fully paid and non-assessable.

4.     With respect to any Units, when (a) the terms of the Units and the applicable unit agreement are established or authorized and the Units are specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Units Authorizing Resolution”), (b) any unit agreement is duly executed by the Company and the parties named therein and all conditions for delivery of the Units established in the Unit Authorizing Resolution have been met, and (c) the Units are delivered by the Company against receipt by the Company of the consideration therefore provided for in the Unit Authorizing Resolution, then the Units will be binding obligations of the Company.

We express no opinion as to the validity, binding effect and enforceability of provisions in the Warrants or Units relating to the choice of forum for resolving disputes.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto and to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ FOX ROTHSCHILD LLP

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